Exhibit 99.1

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

Thunder Bridge Acquisition of REPAY

Moderator: David Millar

January 22, 2019

10:00 a.m. ET

OPERATOR:	This is Conference # 9879148.

Operator:	Good morning, and welcome to today’s conference call, being hosted by Thunder Bridge Acquisition Limited. With us today from REPAY are John Morris, Co-Founder and Chief Executive Officer; and Tim Murphy, Chief Financial Officer. We will be using a slide presentation to walk you through today’s call, which can be found at the link in the press release we issued this morning.

This recorded presentation and the slide presentation of this call will be available until January 30th, 2019 on that website. Please note that today’s presentation is neither an offering of securities, nor solicitation of a proxy vote.

The information discussed today is qualified in its entirety by the registration statement on Form S-4 that includes a proxy statement prospectus that Thunder Bridge will file with the SEC in the future. These shareholders of Thunder Bridge are urged to read those filings carefully when they become available because they will contain information about the proposed transaction.

For additional information on the proposed transaction please see Thunder Bridge’s current report on Form 8-K filed with the SEC today. During this call we will be making some forward -looking statements about our beliefs and estimates regarding future events and results.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

These forward -looking statements are subject to risks and uncertainties, including those set forth in the SEC filings related to today’s transaction. Actual results might differ materially from any forward -looking statements that we make today. The forward -looking statements speak only as of today, and we do not assume any obligation or intent to update them except as required by law.

With respect to any non-GAAP financial measures made during the call today, accompanying reconciliation information relating to those measures can be found in the slide presentation.

I would now like to turn the call over to Mr. Morris. Please go ahead.

John Morris:	Thank you, operator, and good morning everyone. Thank you for joining us to discuss our business combination with Thunder Bridge.

We will begin on slide 6. REPAY is a rapidly growing omnichannel payments technology provider. We are focused on large, underserved, and technology underpenetrated verticals with strong growth, retention, and profitability characteristics.

We are modernizing and enabling electronic payment acceptance. And today, are focused on three diverse verticals; personal loans, automotive loans, and receivables management.

Our customers are typically the merchants that lend money, such as personal finance companies, and auto lenders. Our customers use our technology solutions to process the payments they receive from their borrower customers. REPAY owns our own gateway, which we have built with our own technology. We process debit card, ACH, and credit card transactions through our platform by leveraging our network of relationships with sponsor banks, and third -party processors.

We have always focused on debit, and continue to see it as a compelling opportunity as we’ll discuss a bit later. REPAY has grown organically, and through strategic acquisitions. We’ve been able to grow rapidly with scaled margins due to the value propositions we offer our customers through our direct sales force and partnerships with over 50 software providers.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

We have accomplished a lot since my partners and I founded REPAY in 2006. But I personally could not be more excited about the prospects ahead of us in 2019, and going forward, as we pursue growth in a market which is projected to have an estimated $535 billion of total annual payment volume by 2020, of which $225 billion is projected to be the annual debit payment volume.

We processed approximately $7 billion in payments volume last year, and we grew our top line in the high 20 percent range, with approximately 45 percent adjusted EBITDA margins. We’re here today because we entered in to a merger agreement with Thunder Bridge, and we believe this will enhance our ability to grow our business. And in turn, create a long-term value for investors in the combined company.

I will now turn the call over to Tim.

Tim Murphy:	Thanks, John. I will turn to slide 7 and provide an overview of the transaction with Thunder Bridge that we announced this morning. We have entered into a definitive agreement to be acquired by Thunder Bridge, a publicly listed special purpose acquisition company, or SPAC.

Upon closing, Thunder Bridge will change its name to REPAY Holdings Corporation. And the combined company is expected to continue as a public company listed on NASDAQ. The combined company is expected to have an implied enterprise value of approximately $653 million based on our current assumptions.

As a result of the transaction, the combined company is expected to be incorporated in Delaware, and utilize an up-C structure. The transaction is expected to be financed through a combination of cash held in trust at Thunder Bridge, Thunder Bridge equity, and $170 million of newly raised debt.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

Based on our current assumptions, pro forma ownership is expected to consist of 44 percent of REPAY shareholders, including Corsair Capital, our financial and strategic partner, 52 percent of Thunder Bridge shareholders, and 4 percent of the SPAC sponsors.

Based on the assumed pro forma capitalization, REPAY is expected to have an implied enterprise value of approximately $653 million. This represents, approximately, 14.8 times 2019 adjusted EBITDA of $44 million, and 12.3 times the midpoint of our 2020 adjusted EBITDA range of $52 to $54 million.

Based on our current assumptions post -transaction, the company is expected to have $170 million of debt, and $17.5 million of cash. Net debt [to LTM expected Adjusted EBITDA in March 2019] is expected to be 4.1 times at closing in March 2019. I will now turn the call back to John.

John Morris:	Thanks Tim. My management team and I as well as our partners at Corsair and new partners at Thunder Bridge are very excited about this transaction. First we believe that operating as a public company will enhance REPAY’s visibility, our profile and ability to grow and scale our business when compared to remaining a private company.

Second, the public markets provided us access to capital, and create a currency for future strategic acquisitions. And third, while the transaction provides partial liquidity to REPAY’s existing shareholders, they result in significant continued ownership as we continue to execute our long term growth strategy.

Let’s now turn to slide 10. REPAY currently operates in three key markets, personal loans, automotive loans and receivables management, which we have projected 2020 total payment volume of $535 billion, of which $225 billion is projected to be debit payment volume.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

These end markets have historically been underserved by payment technology and service providers, as merchants in these verticals predominantly utilize cash, check and ACH payments.

Our consumers would prefer to the convenience of paying with debit, merchants frequently do not have the capability to accept card payments. In addition, because these payments are being made against existing financial obligation, credit card payments typically are not permitted.

REPAY has created the required technology to process ongoing or reoccurring payments, and to provide the necessary compliance to enable merchants to provide debit as a payment option in these specific verticals.

Our deep expertise in these verticals has enabled us to grow our business in personal loans, automotive loans and receivables management. We are also pursuing exciting growth opportunities in healthcare, recreational vehicle finance, credit unions.

In addition, we are pursuing geographical expansion into Canada. Our over $7 billion in payment volume today represents only a fraction of the overall projected payment volume in the industry. As a result, we believe we have significant opportunity to further penetrate our existing customers and existing verticals.

Now turning to slide 11. As I mentioned, our existing end markets have been significantly underpenetrated and lag other retail markets in migrating to card payments.

Overall, card payment penetration was around 54 percent of total U.S. consumer payments in 2015, while debit penetration in our end markets are significantly lower in the range of 12 percent for personal loans, 40 percent for automotive loans, and 41 percent for receivables management.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

We expect to be a major beneficiary of these positive trends as these markets mature and achieve similar levels of penetration as other verticals. As you can see, total debit volume in these markets is projected to grow briskly from around $162 billion in 2017 to $225 billion in 2020.

I’ll now turn us to slide 12. Our platform provides an attractive value proposition to both merchants and their end customers, driving strong client growth and penetration. Merchants who are customers get an accelerated payment cycle through debit card processing, allowing them to lend more and faster, as well as 24/7 payment acceptance through our always open omni-channel payment offerings.

The customer, our customers’ customers, also sees real value in the solutions we’re providing to the merchant. They can pay anywhere any way, 24/7, via web, mobile, IVR, text, by whatever means, debit card, ACH or credit card.

We solve an important pain point for these borrowers by providing them with a real time confirmation that a payment has been made, which limits the risk of ancillary fees, like NSF as well as a debit card transaction provides a real time authorization from the bank account.

Slide 13 lays out our industry leading technology platform that delivers differentiated value to our customers. Our robust solution offers tokenization, reoccurring billing, account billing, customer reports, web hooks, PCI DSS compliance, card vault and replay.

These features are critical to creating differentiated products. REPAY’s proprietary technology is built on a modern framework that allows for increased connectivity and creates a fully integrated platform.

Several distinct components of our technology include cloud based architecture, gateway, tokenization, application program interfaces, agile software development, customized reporting and a network of integrated third party providers.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

We customize these technologies to seamlessly integrate with our clients’ enterprise management systems, and develop a payment solutions via our proprietary channels to provide customers with quick, convenient payment methods that allow our clients to efficiently conduct transactions.

Let’s move ahead to slide 15, where you see how our robust back end infrastructure supports our technology and finance solutions. Our card association relationships have us drive volume in the attractive underpenetrated markets we serve, and our relationships with leading payment processors in our proprietary sponsor bank partnerships ensure quick and efficient back end processing, which further differentiate the REPAY value proposition for our customers.

Additionally, the proprietary technology we have deployed as well as the compliance and regulatory expertise provide key functionality that makes us an attractive partner to software integrators, as evidenced by a host of new integrations since 2014.

Moving on to slide 16, we leverage a direct sales force and a vertically tiered sales strategy supplemented by software partners to drive new client acquisition. Our sales model is structured by vertical and by production tier, and the more significant to client in terms of the opportunity, the more high touch the sale approach.

We’re also successfully integrated into many top software providers. We’ve grown our software vendor integrations over time and have a pipeline that we’re currently in discussions to integrate.

Software integrations are valuable to our business, they enable the direct sales force to more easily access more client opportunities and respond to inbound leads. These integrations allow us for a seamless onboarding ramp for our new customers, giving us a significant advantage in customer acquisition.

I'll now turn the call over to Tim to discuss our client base and to talk a bit about our M&A strategy and track record and opportunities.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

Tim Murphy:	Thanks John. Slide 17 gives you a sense for our client base which is attractive and diverse. We currently have over 3,000 clients that represent what we believe to be over 11,000 merchant locations.

As you can see on this slide, we're focused on personal loans, automotive loans or receivables management. Here are some other important metrics to give you a sense of our client base. Average annual payment volume is approximately 2.[9] million per card payment client.

Contracts often have a duration of three years with three year renewals. Volume retention was approximately 98 percent for year -to -date September 2018 and the average tenure for our top 10 clients is approximately four years.

Now let's turn to slide 18. We've used M&A as a way to enhance growth in existing verticals and accelerate entry into new markets and we have a strong track record of identifying attractive M&A opportunities, executing and effectively integrating these businesses and solutions onto our platform.

For example, in 2016 we acquired Sigma allowing us to jump start our growth in the auto loan segment, and then in 2017 we acquired PayMaxx further bolstering our presence in auto. In 2017 we also acquired PaidSuite, providing entry into receivables management.

We expect to consider additional acquisitions as we grow. We have a dedicated internal team managing a robust M&A pipeline of payment and software companies. We review potential acquisition targets on an ongoing basis.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

Now turning to slide 19. We are extremely excited about the growth opportunities ahead. We've created a platform that delivers significant value to companies that have been historically underpenetrated by card payments and have attractive business characteristics, namely, the recurring nature of the payment.

We think about our growth in five categories under two buckets. The first is executing and expanding in existing businesses. This includes expanding usage and increasing same store sales growth, acquiring new clients in existing verticals by leveraging our sales and marketing efforts to convert our near term pipeline and continuing to find operational efficiencies.

The second bucket is broadening our addressable market through both strategic M&A and expansion into new verticals. I'll now the turn the call back over to John.

John Morris:	Thanks Tim. Moving onto slide 20, our team. Our leadership team has significant payment expertise and a track record of success with high growth technology platforms. We foster a unique entrepreneurial culture and we have a deep knowledge of payments, payment technology and in-market expertise and operational strengths in underwriting, risks, security and onboarding.

In addition to our management team, we have an exceptional board that has significant experience in the payments industry. With this transaction to combine company board, we'll include Gary Simanson and Peter Kight. Both have experience in running public companies and Pete founded CheckFree and sits on the board of Blackbaud. I'll now turn it back over to Tim.

Tim Murphy:	Thanks John. Looking now at slide 23. REPAY has strong financial profile with highly visible and recurring volume and revenue growth, strong margins and high free cash flow conversion which gives us the flexibility to strategically deploy capital to drive shareholder value.

We ended 2018 with 7.4 billion in payment volume and anticipate 22 percent compounded annual volume growth from 2018 through 2020. Our growth comes from existing customers. We also grow by adding new customers in our existing verticals and as we enter new verticals. Additionally, REPAY's volume retention rate has been in the high 90 percent range, which gives us significant forward visibility.

Moderator: David Millar

01-22-19/ 10:00 a.m. ET

Confirmation # 9879148

Moving on to slide 24, I'll go through some more details on our financials. Consistent with our payment volume trends, our net revenue has grown at a compound annual rate of 27 percent from 2016 to 2018. We expect to achieve a compound annual growth rate of 21 percent from 2018 to 2020 for net revenue.

Our gross margins grew 1,000 basis points between 2016 and 2018 and we expect a further expansion of between 400 and 500 basis points through 2020, which will take us into the low 70 percent range.

Finally, our adjusted EBITDA margins have consistently been in the low to mid 40 percent range and we expect this to continue going forward.

We'll finish up on slides 25 and 26 with a look at some benchmarks that provide insight into how we compare to our peers. Other public payment processors include EVO Payments, Global Payments, i3 Verticals, Square, TSYS and Worldpay.

You will see that our expected 2020 net revenue and adjusted EBITDA growth is stronger than all but one of our peers and our margins are consistently with and typically higher than some of the largest, most mature players in the industry.

In terms of valuation, on slide 26, using our current assumptions, our implied enterprise value represents expected adjusted EBITDA multiples of 14.8 times 2019 and 12.3 times 2020 respectively. These are below the peer average despite our superior growth and margin profile as shown on slide 25. As you can see, there is significant room for value creation.

I'll now turn the call back over to John.

John Morris:	Thanks Tim. To close, we truly believe that we have built a differentiated platform at REPAY and are targeting an attractive end market. We have a long runway for growth and we believe this transaction is an exciting next step.

Thank you for joining us this morning. I will now turn the call back over to the operator.

Operator:	Thank you. This concludes today's conference call, you may now disconnect.

END